Exhibit 99.1

USA Technologies, Inc. Announces Record Date for Rights Offering

Malvern, PA, June 30, 2009

USA Technologies, Inc. (Nasdaq: USAT) announced today that the Company has set the close of trading on The NASDAQ Global Market on July 10, 2009, as the record date for its previously announced rights offering of common stock.

Under the terms of the rights offering, the Company will distribute at no charge to the holders of its common stock as of the record date transferable rights to purchase up to an aggregate of $15,000,000 worth of new shares of common stock and warrants. In the rights offering, the Company will distribute to each such holder one transferable right for every share of common stock owned on the record date. Each right will entitle the holder to purchase 1 share of common stock at the subscription price of $2.50 per share of common stock and a warrant that would entitle the holder to purchase one share of common stock at the exercise price of $2.75 per share of common stock, subject to the Company's final pricing determination which will be made as of the date of the final prospectus. Rights holders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised rights in an amount equal to up to 400% of the shares of common stock for which such subscriber was otherwise entitled to subscribe. Consummation of the rights offering is subject to customary closing conditions.

The Company anticipates the following important dates for the rights offering. These dates are subject to change, and you should review the prospectus, when available, to determine the actual dates related to the rights offering.

Important Dates: Last Day to Buy Stock and Receive Rights: July 7, 2009(1); Shares Trade Ex-Rights: July 8, 2009; Record Date: July 10, 2009; Rights Eligible for Trading: July 8, 2009; Subscription Period: From July 10, 2009 to July 31, 2009(2); Last Day Rights May Be Traded: July 30, 2009(2); Expiration Date: July 31, 2009(2).

(1) Assumes three day settlement.
(2) Unless the offering is extended.

The Company has engaged William Blair & Company and Maxim Group LLC to act as the dealer-managers for the rights offering and MacKenzie Partners, Inc. to act as the information agent.

A registration statement related to these securities was filed with the Securities and Exchange Commission. The registration statement has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The rights offering, which is expected to be commenced immediately following the effectiveness of the registration statement, will only be made by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus may be obtained, when available, from MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, toll-free: (800) 322-2885, collect: (212) 929-5500 or by e-mail request to usatrights@mackenziepartners.com .

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has agreements with AT&T, Honeywell, Blackboard, MasterCard and others.

Statement under the Private Securities Litigation Reform Act:
With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including but not limited to, product acceptance, the ability to continually obtained increased orders of its products, the ability to meet installation goals, economic, competitive, governmental impacts, whether pending patents will be granted or defendable, validity of intellectual property and patents, the ability to license patents, the ability to commercialize developmental products, as well as technological and/or other factors.

Forward-looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company's restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel, capacity and supply constraints and the ability to consummate the rights offering. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company's SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.